Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Third Quarter 2026 Results

WESTFORD, Mass., November 3, 2026 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter ended October 3, 2026.

Third Quarter Financial Highlights
•Bookings increased 22% to $291 million
•Revenue increased 15% to a record $313 million
•Gross margin decreased 50 basis points to 44.7%
•Net income increased 27% to $35 million
•GAAP EPS increased 26% to $2.96
•Adjusted EPS increased 21% to a record $3.64
•Adjusted EBITDA increased 24% to a record $72 million and represented 22.9% of revenue
•Operating cash flow increased 33% to a record $63 million

Note: Percent changes above are based on comparison to the corresponding prior year quarter. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We delivered an exceptional third quarter, achieving record results across multiple key financial metrics, including revenue, adjusted EPS, and cash flow, while generating strong bookings growth across all three operating segments,” said Jeffrey L. Powell, chief executive officer of Kadant. “The strength of our aftermarket business, combined with disciplined execution and operational excellence, positions us well for a strong finish to the year.”

Third Quarter 2026 Compared to 2025
Revenue increased 15 percent to a record $313.2 million compared to $271.6 million in 2025. Organic revenue increased four percent, which excludes an increase of 11 percent from acquisitions. Gross margin decreased 50 basis points to 44.7 percent, compared to 45.2 percent in 2025.

Net income was $35.1 million, increasing 27 percent compared to $27.7 million in 2025. GAAP EPS increased 26 percent to $2.96 compared to $2.35 in 2025 and adjusted EPS increased 21 percent to a record $3.64 compared to $3.01 in 2025. Adjusted EPS excludes intangible asset amortization expense of $0.56 and acquisition-related costs of $0.11 in 2026, and intangible asset amortization expense of $0.42, acquisition-related costs of $0.22, and other costs of $0.02 in 2025. Acquisition-related costs include acquisition costs and profit in inventory and backlog amortization expense.

Adjusted EBITDA increased 24 percent to a record $71.7 million and represented 22.9 percent of revenue in 2026 compared to $58.0 million and 21.4 percent of revenue in 2025. Operating cash flow increased 33 percent to a record $62.9 million compared to $47.3 million in 2025. Free cash flow increased 32 percent to a record $58.1 million compared to $44.1 million in 2025.

Bookings increased 22 percent to $291.1 million compared to $238.4 million in 2025. Organic bookings increased 10 percent, which excludes an increase of 12 percent from acquisitions.
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Kadant Reports Third Quarter 2026 Results
November 3, 2026

Summary and Outlook
“Looking ahead to the remainder of the year, we expect aftermarket demand to remain stable and project activity to show some improvement, although the timing of large capital orders continues to be influenced by economic and geopolitical uncertainty,” continued Mr. Powell. “Our strong year-to-date performance positions us to deliver a record-setting 2026. We expect revenue of $1.195 to $1.210 billion in 2026, revised from our previous guidance of $1.190 to $1.210 billion, and GAAP EPS of $9.88 to $10.03, revised from our previous guidance of $9.78 to $10.03. We are raising our adjusted EPS guidance and now expect $12.58 to $12.73 for 2026, revised from our prior guidance of $12.43 to $12.68. Our revised adjusted EPS guidance excludes $2.19 per share of intangible amortization expense and $0.51 per share of acquisition-related costs. For the fourth quarter of 2026, we expect revenue of $287 to $302 million, GAAP EPS of $2.01 to $2.16, and adjusted EPS of $2.67 to $2.82, which excludes $0.55 per share of intangible amortization expense and $0.11 per share of acquisition-related costs.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, November 4, 2026, at 11:00 a.m. Eastern Time to discuss its third quarter financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register-conf.media-server.com/register/BIca35ab29755e41a68058caaab78e1389 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through December 4, 2026.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its website at kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the third quarter of 2026 included $31.0 million from acquisitions and a favorable foreign currency translation effect of $0.6 million compared to the third quarter of 2025. Revenue in the first nine months of 2026 included $98.9 million from acquisitions and a favorable foreign currency translation effect of $14.5 million compared to the first nine months of 2025. Our other non-GAAP financial measures exclude amortization expense related to acquired intangible assets, profit in inventory, and backlog (collectively, purchase accounting expenses); acquisition costs; and other income or expense, as indicated. We exclude purchase accounting expenses and acquisition costs to provide a more meaningful and consistent comparison of our operating results over time and with peer companies. While we have a history of acquisition activity, such transactions do not occur on a predictable cycle, and the size and nature of these transactions will vary. We believe it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and that they contribute to revenue generation. We also exclude other items as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We
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Kadant Reports Third Quarter 2026 Results
November 3, 2026

believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them additional measures of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Third Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax intangible asset amortization expense of $8.8 million in 2026 and $6.5 million in 2025.
•Pre-tax profit in inventory and backlog amortization expense of $1.3 million in 2026 and $0.6 million in 2025.
•Pre-tax acquisition costs of $0.5 million in 2026 and $2.3 million in 2025.
•Pre-tax indemnification asset reversal of $0.3 million in 2026.
•Pre-tax impairment costs of $0.3 million in 2025.
Adjusted net income and adjusted EPS exclude:
•After-tax intangible asset amortization expense of $6.6 million ($8.8 million net of tax of $2.2 million) in 2026 and $4.9 million ($6.5 million net of tax of $1.6 million) in 2025.
•After-tax profit in inventory and backlog amortization expense of $1.0 million ($1.3 million net of tax of $0.3 million) in 2026 and $0.5 million ($0.6 million net of tax of $0.1 million) in 2025.
•After-tax acquisition costs of $0.4 million ($0.5 million net of tax of $0.1 million) in 2026 and $2.2 million ($2.3 million net of tax of $0.1 million) in 2025.
•After-tax impairment costs of $0.2 million ($0.3 million net of tax of $0.1 million) in 2025.
Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $4.8 million in 2026 and $3.2 million in 2025.

First Nine Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax intangible asset amortization expense of $25.9 million in 2026 and $19.2 million in 2025.
•Pre-tax profit in inventory and backlog amortization expense of $3.9 million in 2026 and $1.2 million in 2025.
•Pre-tax acquisition costs of $1.7 million in 2026 and $3.5 million in 2025.
•Pre-tax indemnification asset reversal of $0.2 million in 2026.
•Pre-tax impairment costs of $0.3 million in 2025.
Adjusted net income and adjusted EPS exclude:
•After-tax intangible asset amortization expense of $19.4 million ($25.9 million net of tax of $6.5 million) in 2026 and $14.4 million ($19.2 million net of tax of $4.8 million) in 2025.
•After-tax profit in inventory and backlog amortization expense of $2.9 million ($3.9 million net of tax of $1.0 million) in 2026 and $0.9 million ($1.2 million net of tax of $0.3 million) in 2025.
•After-tax acquisition costs of $1.7 million in 2026 and $3.4 million ($3.5 million net of tax of $0.1 million) in 2025.
•After-tax impairment costs of $0.2 million ($0.3 million net of tax of $0.1 million) in 2025.
Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $19.0 million in 2026 and $11.0 million in 2025.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
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Kadant Reports Third Quarter 2026 Results
November 3, 2026

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Revenue	$313,160	$271,567	$907,540	$766,044
Costs and Operating Expenses:
Cost of revenue	173,071	148,906	503,743	416,011
Selling, general and administrative expenses	82,705	75,839	246,884	221,001
Research and development expenses	3,831	3,919	12,371	11,166
Other costs	—	287	—	287
	259,607	228,951	762,998	648,465
Operating Income	53,553	42,616	144,542	117,579
Interest Income	548	373	1,394	1,329
Interest Expense	(5,594)	(3,089)	(15,392)	(10,249)
Other Expense, Net	(23)	(19)	(68)	(52)
Income Before Provision for Income Taxes	48,484	39,881	130,476	108,607
Provision for Income Taxes	12,799	11,766	36,123	29,416
Net Income	35,685	28,115	94,353	79,191
Net Income Attributable to Noncontrolling Interests	(613)	(393)	(1,304)	(1,247)
Net Income Attributable to Kadant	$35,072	$27,722	$93,049	$77,944

Earnings per Share Attributable to Kadant:
Basic	$2.97	$2.35	$7.88	$6.62
Diluted	$2.96	$2.35	$7.87	$6.61

Weighted Average Shares:
Basic	11,809	11,777	11,804	11,771
Diluted	11,829	11,802	11,817	11,790

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	October 3, 2026	October 3, 2026	September 27, 2025	September 27, 2025
Net Income and Diluted EPS Attributable to Kadant, as Reported	$35,072	$2.96	$27,722	$2.35
Adjustments, Net of Tax:
Intangible Asset Amortization	6,624	0.56	4,900	0.42
Profit in Inventory and Backlog Amortization	965	0.08	459	0.04
Acquisition Costs	413	0.03	2,172	0.18
Other Costs	—	—	216	0.02
Adjusted Net Income and Adjusted Diluted EPS (a,b)	$43,074	$3.64	$35,469	$3.01

	Nine Months Ended		Nine Months Ended
	October 3, 2026	October 3, 2026	September 27, 2025	September 27, 2025
Net Income and Diluted EPS Attributable to Kadant, as Reported	$93,049	$7.87	$77,944	$6.61
Adjustments, Net of Tax:
Intangible Asset Amortization	19,392	1.64	14,420	1.22
Profit in Inventory and Backlog Amortization	2,930	0.25	925	0.08
Acquisition Costs	1,686	0.14	3,390	0.29
Other Costs	—	—	216	0.02
Adjusted Net Income and Adjusted Diluted EPS (a,b)	$117,057	$9.91	$96,895	$8.22

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Kadant Reports Third Quarter 2026 Results
November 3, 2026

	Three Months Ended			Increase (Decrease) Excluding Acquisitions and FX (a,c)
Revenue by Segment	October 3, 2026	September 27, 2025	Increase (Decrease)
Flow Control	$102,382	$94,839	$7,543	$6,805
Industrial Processing	143,402	106,393	37,009	6,334
Material Handling	67,376	70,335	(2,959)	(3,090)
	$313,160	$271,567	$41,593	$10,049

Percentage of Parts and Consumables Revenue	70%	69%

	Nine Months Ended			Increase Excluding Acquisitions and FX (a,c)
	October 3, 2026	September 27, 2025	Increase
Flow Control	$301,300	$283,227	$18,073	$10,146
Industrial Processing	410,240	291,854	118,386	15,278
Material Handling	196,000	190,963	5,037	2,705
	$907,540	$766,044	$141,496	$28,129

Percentage of Parts and Consumables Revenue	71%	72%

	Three Months Ended			Increase Excluding Acquisitions and FX (c)
Bookings by Segment	October 3, 2026	September 27, 2025	Increase
Flow Control	$100,855	$93,844	$7,011	$6,293
Industrial Processing	123,038	85,162	37,876	10,569
Material Handling	67,187	59,349	7,838	7,998
	$291,080	$238,355	$52,725	$24,860

Percentage of Parts and Consumables Bookings	72%	74%

	Nine Months Ended			Increase Excluding Acquisitions and FX (c)
	October 3, 2026	September 27, 2025	Increase
Flow Control	$315,229	$286,886	$28,343	$20,037
Industrial Processing	403,483	282,902	120,581	20,521
Material Handling	205,248	194,160	11,088	8,362
	$923,960	$763,948	$160,012	$48,920

Percentage of Parts and Consumables Bookings	72%	71%

	Three Months Ended		Nine Months Ended
Additional Segment Information	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Gross Margin:
Flow Control	53.0%	51.9%	52.7%	53.0%
Industrial Processing	42.0%	43.6%	41.7%	43.4%
Material Handling	37.9%	38.5%	37.7%	38.3%
Consolidated	44.7%	45.2%	44.5%	45.7%

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Kadant Reports Third Quarter 2026 Results
November 3, 2026

	Three Months Ended		Nine Months Ended
Additional Segment Information (continued)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Operating Income:
Flow Control	$28,275	$22,342	$77,243	$69,537
Industrial Processing	26,403	18,828	73,599	51,146
Material Handling	10,983	12,533	29,302	30,007
Corporate	(12,108)	(11,087)	(35,602)	(33,111)
	$53,553	$42,616	$144,542	$117,579

Adjusted Operating Income (a,b,d):
Flow Control	$29,538	$23,730	$81,044	$74,004
Industrial Processing	33,339	24,417	93,394	62,555
Material Handling	13,669	15,247	37,365	38,307
Corporate	(12,108)	(11,087)	(35,602)	(33,111)
	$64,438	$52,307	$176,201	$141,755

Capital Expenditures:
Flow Control (i)	$1,943	$1,213	$9,992	$4,102
Industrial Processing	1,542	783	4,771	3,703
Material Handling	1,275	1,198	3,993	3,190
Corporate	7	—	216	3
	$4,767	$3,194	$18,972	$10,998

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Operating Cash Flow	$62,901	$47,252	$138,327	$110,569
Capital Expenditures (i)	(4,767)	(3,194)	(18,972)	(10,998)
Free Cash Flow (a)	$58,134	$44,058	$119,355	$99,571

Depreciation and Amortization Expense	$16,110	$12,397	$46,301	$36,479

Balance Sheet Data	October 3, 2026	January 3, 2026
Assets
Cash, Cash Equivalents, and Restricted Cash	$138,607	$122,681
Accounts Receivable, Net	179,217	158,567
Inventories	207,027	206,854
Contract Assets	10,085	6,599
Property, Plant, and Equipment, Net	224,791	196,656
Intangible Assets	345,385	350,376
Goodwill	658,096	555,621
Other Assets	108,708	114,824
	$1,871,916	$1,712,178
Liabilities and Stockholders' Equity
Accounts Payable	$60,271	$53,362
Debt Obligations	453,146	372,720
Other Borrowings	2,060	1,781
Other Liabilities	293,224	293,248
Total Liabilities	808,701	721,111
Stockholders' Equity	1,063,215	991,067
	$1,871,916	$1,712,178

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Kadant Reports Third Quarter 2026 Results
November 3, 2026

	Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Consolidated
Net Income Attributable to Kadant	$35,072	$27,722	$93,049	$77,944
Net Income Attributable to Noncontrolling Interests	613	393	1,304	1,247
Provision for Income Taxes	12,799	11,766	36,123	29,416
Interest Expense, Net	5,046	2,716	13,998	8,920
Other Expense, Net	23	19	68	52
Operating Income	53,553	42,616	144,542	117,579
Intangible Asset Amortization Expense	8,843	6,521	25,854	19,174
Profit in Inventory Amortization Expense (e)	1,252	465	3,862	500
Backlog Amortization Expense (f)	—	165	—	746
Acquisition Costs	453	2,253	1,731	3,498
Indemnification Asset Reversal (Provision) (g)	337	—	212	(29)
Other Costs	—	287	—	287
Adjusted Operating Income (a,b)	64,438	52,307	176,201	141,755
Depreciation Expense	7,267	5,711	20,447	16,559
Adjusted EBITDA (a)	$71,705	$58,018	$196,648	$158,314
Adjusted EBITDA Margin (a,h)	22.9%	21.4%	21.7%	20.7%

Flow Control
Operating Income	$28,275	$22,342	$77,243	$69,537
Intangible Asset Amortization Expense	1,263	1,239	3,801	3,679
Profit in Inventory Amortization Expense (e)	—	—	—	35
Backlog Amortization Expense (f)	—	147	—	610
Acquisition Costs	—	2	—	41
Indemnification Asset Reversal (g)	—	—	—	102
Adjusted Operating Income (a,b)	29,538	23,730	81,044	74,004
Depreciation Expense	1,864	1,935	5,564	5,588
Adjusted EBITDA (a)	$31,402	$25,665	$86,608	$79,592
Adjusted EBITDA Margin (a,h)	30.7%	27.1%	28.7%	28.1%

Industrial Processing
Operating Income	$26,403	$18,828	$73,599	$51,146
Intangible Asset Amortization Expense	4,894	2,600	13,990	7,414
Profit in Inventory Amortization Expense (e)	1,252	465	3,862	465
Acquisition Costs	453	2,237	1,731	3,449
Indemnification Asset Reversal (Provision) (g)	337	—	212	(206)
Other Costs	—	287	—	287
Adjusted Operating Income (a,b)	33,339	24,417	93,394	62,555
Depreciation Expense	4,160	2,621	11,169	7,436
Adjusted EBITDA (a)	$37,499	$27,038	$104,563	$69,991
Adjusted EBITDA Margin (a,h)	26.1%	25.4%	25.5%	24.0%

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Kadant Reports Third Quarter 2026 Results
November 3, 2026

		Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Material Handling
	Operating Income	$10,983	$12,533	$29,302	$30,007
	Intangible Asset Amortization Expense	2,686	2,682	8,063	8,081
	Backlog Amortization Expense (f)	—	18	—	136
	Acquisition Costs	—	14	—	8
	Indemnification Asset Reversal (g)	—	—	—	75
	Adjusted Operating Income (a,b)	13,669	15,247	37,365	38,307
	Depreciation Expense	1,219	1,142	3,652	3,499
	Adjusted EBITDA (a)	$14,888	$16,389	$41,017	$41,806
	Adjusted EBITDA Margin (a,h)	22.1%	23.3%	20.9%	21.9%

Corporate
	Operating Loss	$(12,108)	$(11,087)	$(35,602)	$(33,111)
	Depreciation Expense	24	13	62	36
	EBITDA (a)	$(12,084)	$(11,074)	$(35,540)	$(33,075)

(a)	Represents a non-GAAP financial measure.

(b)	Reflects new methodology, announced on February 19, 2026, to exclude intangible asset amortization expense.

(c)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(d)	See reconciliation to the most directly comparable GAAP financial measure under “Adjusted Operating Income and Adjusted EBITDA Reconciliation.”

(e)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(f)	Represents intangible amortization expense associated with acquired backlog.

(g)	Represents the reversal of or provision for indemnification assets related to the release of or establishment of tax reserves associated with uncertain tax positions.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

(i)	Includes $5.8 million paid in the nine months ended October 3, 2026 for the purchase of a previously leased manufacturing facility.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 4,000 employees in 22 countries worldwide. For more information, visit kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s Annual Report on Form 10-K
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Kadant Reports Third Quarter 2026 Results
November 3, 2026

for the fiscal year ended January 3, 2026 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybersecurity incidents; implementation of our internal growth strategy; competition; our ability to successfully manage our manufacturing operations; supply chain constraints, inflationary pressure, price increases or shortages in raw materials; loss of key personnel and effective succession planning; future restructurings; protection of intellectual property; changes to tax laws and regulations; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 978-776-2000
media@kadant.com